POWER OF ATTORNEY

     We the undersigned officers and Trustees of ICON Funds (the "Trust"), do hereby severally constitute and appoint Erik L. Jonson, Charles W. Lutter, Jr. and Robin B. Shipman, and each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below, any amendment to the Registration Statement of the Trust on Form N-1A to be filed with the Securities and Exchange Commission and to take such further action in respect thereto as they, in their sole discretion, deem necessary to enable the Trust to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all documents related to said amendment to the Registration Statement.

     IN WITNESS WHEREOF, we have hereunto set out hands on the dates indicated below.


SIGNATURE                             TITLE                           DATE



/s/ Craig T. Callahan                 PRESIDENT AND TRUSTEE           4-99
---------------------
Craig T. Callahan



/s/ R. Michael Sentel                 TRUSTEE                         4-99
---------------------
R. Michael Sentel



/s/ James W. Hire                     TRUSTEE                         4-99
-----------------
James W. Hire



/s/ Glen F. Bergert                   TRUSTEE                         4-99
-------------------
Glen F. Bergert



/s/ Erik L. Jonson                    VICE PRESIDENT AND              4-99
------------------                    CHIEF FINANCIAL OFFICER
Erik L. Jonson



/s/ Robin B. Shipman                  VICE PRESIDENT AND              4-99
--------------------                  SECRETARY
Robin B. Shipman